Exhibit 4.2
EXECUTION VERSION

First Supplemental Indenture

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of March 11, 2013, among Titan International, Inc. (the “Company”), the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (“Trustee”) and collateral trustee (“Collateral Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of October 1, 2010 (the “Base Indenture”), providing for the issuance of $200,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2017 (the “Initial Unregistered Notes”);

WHEREAS, on October 1, 2010, the Company issued the Initial Unregistered Notes;

WHEREAS, on August 5, 2011, the Company completed an exchange offer for the Initial Unregistered Notes, whereby the Company exchanged $200,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2017 issued under the Base Indenture that were registered under the Securities Act (the “Existing Notes”) for all outstanding Initial Unregistered Notes;

WHEREAS, Section 2.02 of the Base Indenture provides for the issuance of Additional Notes by the Company;

WHEREAS, the Company desires to issue $325,000,000 aggregate principal amount of Additional Notes on the date hereof (the “New Notes”);

WHEREAS, the New Notes will constitute Additional Notes under the terms of the Base Indenture and the New Notes and the Existing Notes will be treated as a single class for all purposes under the Base Indenture, as it may be amended from time to time, including by this First Supplemental Indenture;

WHEREAS, Section 9.01(7) of the Base Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Base Indenture without the consent of any Holder to provide for the issuance of Additional Notes, so long as such Additional Notes are issued in accordance with the limitations set forth in the Base Indenture;

WHEREAS, Section 12.11(1) of the Base Indenture provides that the Company, the Guarantors and the Collateral Trustee may amend or supplement the Base Indenture to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under any Security Document of any Holder of any Notes;

WHEREAS, the New Notes will be issued in compliance with the limitations set forth in the Base Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.06 of the Base Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of the Notes as follows:

1. Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture.

2. Additional Notes.  The Base Indenture is hereby supplemented to provide for the issuance of Additional Notes.

3. Form and Terms of the New Notes.  The New Notes are hereby designated as “Additional Notes” under the Base Indenture.  The New Notes shall be subject to the terms, conditions and covenants of the Base Indenture and shall be treated as single class with the Existing Notes, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase.  The New Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the same form of Exhibits A1 and A2 hereto.  The terms and provisions of the New Notes set forth in Exhibits A1 and A2 hereto shall constitute and are expressly made a part of this First Supplemental Indenture.

4. Additional Collateral Provisions.

(a) Section 1.01 of the Base Indenture is hereby amended by inserting the following text after the definition of “Acquired Debt,” but before the definition of “Affiliate”:

“  “Additional Notes Mortgage Closing Date” means, with respect any issuance of Additional Notes under the Indenture, the date that is 30 days after the date of issuance of such Additional Notes.

“Additional Notes Real Estate Closing Deliverables” means:

(1) evidence that all additional recordings and filings of or with respect to the security interest granted pursuant to the Mortgages, including an amendment to such Mortgages, that the Collateral Trustee may deem reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Mortgages has been or will be taken;

(2) title searches and modification and date-down endorsements with respect to each Mortgage Policy delivered in connection with the first issuance Notes under this Indenture, in form and substance satisfactory to the Collateral Trustee;

(3) evidence of the insurance required by the Security Documents, including without limitation Section 12.10 of the Indenture, with respect to each property covered by the Mortgages; and

(4) evidence that all other action that the Collateral Trustee may deem reasonably necessary or desirable in order to create valid first and subsisting Liens on the Premises has been taken.”

(b) Article 12 of the Base Indenture is hereby amended by inserting the following text after Section 12.11:

“Section 12.12                                           Additional Notes Collateral.

On or before the Additional Notes Mortgage Closing Date, the Company and the Guarantors will (i) enter into an amendment to each of the Mortgages, substantially in the form as Exhibit E2 hereto, which will incorporate the increase in Indebtedness incurred by the Company and the Guarantors as a result of the issuance of any Additional Notes and secured by such Mortgages and (ii) satisfy and deliver all other Additional Notes Real Estate Closing Deliverables.”

5. Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

6. Ratification, Confirmation and Preservation of Indenture. Except as expressly supplemented hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the New Notes and this First Supplemental Indenture.  Upon the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors, the Trustee and the Collateral Trustee, this First Supplemental Indenture shall form a part of the Base Indenture for all purposes, and the Company, the Guarantors, the Trustee, the Collateral Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  Any and all references to the “Indenture,” whether within the Base Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

7. Indenture and First Supplemental Indenture Construed Together. This First Supplemental Indenture is an indenture supplemental to the Base Indenture, and the Base Indenture and this First Supplemental Indenture shall henceforth be read and construed together for all purposes.

8. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, the Base Indenture or the Notes, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders, any benefit of any legal or equitable right, remedy or claim under the Base Indenture, this First Supplemental Indenture or the Notes.

9. Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee and the Collateral Trustee in this First Supplemental Indenture shall bind its successors.

10. The Trustee and the Collateral Trustee. Each of the Trustee and the Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

11. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

13. Severability.  In case any provision in this First Supplemental Indenture or in the New Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

[signature pages follow]

SIGNATURES

Dated as of March 11, 2013

TITAN INTERNATIONAL, INC.

By  /s/ Paul Reitz
Name:  Paul Reitz
Title:  CFO

GUARANTORS:

TITAN WHEEL CORPORATION OF ILLINOIS
TITAN TIRE CORPORATION
TITAN TIRE CORPORATION OF BRYAN
TITAN TIRE CORPORATION OF FREEPORT

By   /s/ Paul Reitz
Name:  Paul Reitz
Title:  CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Ann M. Forey

Name: Ann M. Forey

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Ann M. Forey

Name: Ann M. Forey

Title: Vice President

EXHIBIT A1

[Face of Note]

CUSIP No. 888305 AB5

ISIN No. US888305AB56

7.875% Senior Secured Notes due 2017

No. ___                                                                                                                       $____________

TITAN INTERNATIONAL, INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on October 1, 2017.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Dated:  March 11, 2013

TITAN INTERNATIONAL, INC.

By:

Name:

Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,

  as Trustee

By:

Authorized Signatory

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[Back of Note]
7.875% Senior Secured Notes due 2017

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

•
Interest.  Titan International, Inc., an Illinois corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.875% per annum from October 1, 2012 until maturity and will pay Special Interest, if any, payable pursuant to Section 2(c) of the Registration Rights Agreement referred to below.  The Company will pay interest and Special Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 1, 2013.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

•
Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which (i) hold in excess of $5.0 million of Notes and (ii) have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

•
Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

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•
Indenture.  The Company issued the Notes under an Indenture, dated as of October 1, 2010, as amended and supplemented by the First Supplemental Indenture, dated as of March 11, 2013 (collectively, the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Company.  This Note is one of the Additional Notes referred to in the Indenture.  The Notes include the Initial Notes, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture.  The Initial Notes, any Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture.  The Indenture does not limit the aggregate principal amount of the Notes that may be issued thereunder.

•	Optional Redemption.

(a) On and after October 1, 2013, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year Percentage
2013	105.906%
2014	103.938%
2015	101.969%
2016 and thereafter	100.000%

▪
At any time prior to October 1, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 180 days of the date of the closing of such Equity Offerings.

▪
The Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, on the Notes to be redeemed to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(6) Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

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(7) Intentionally Omitted.

•	Repurchase at the Option of Holder.

o If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder, subject to such Holder’s right to reject such Change of Control Offer, to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

o If the Company or a Restricted Subsidiary of the Company consummates any Asset Sale (other than an Asset Sale of Collateral), within 20 days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes and any Exchange Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes and any Exchange Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

o If the Company or a Restricted Subsidiary of the Company consummates any Asset Sale of any Collateral, within 20 days of each date on which the aggregate amount of Collateral Excess Proceeds exceeds $25.0 million, the Company will commence an Asset Sale Offer to all Holders of Notes pursuant to Section 3.10 of the Indenture in an amount equal to the Fair Market Value of the Collateral Excess Proceeds.  The offer price in such Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes and any Exchange Notes) tendered pursuant to an Asset Sale Offer is less than the Collateral Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

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•
Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

•
Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

•	Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

•
Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes and Exchange Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes and Exchange Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency (as determined in good faith by the Board of Directors of the Company), to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Circular, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended, as determined in good faith by the Board of Directors of the Company, to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

A1 - 5

•
Defaults and Remedies.  Events of Default include:  (i) default for 30 days in the payment when due of interest on (or Special Interest, if any, on) the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes and Exchange Notes, if any, then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or any Guarantor; (viii) any security interest or Lien purported to be created by any Security Document with respect to any Collateral having, individually or in the aggregate, a Fair Market Value in excess of $5.0 million (a) ceases to be in full force and effect, (b) ceases, other than through an act or omission of the Collateral Trustee, to give the Collateral Trustee, for the benefit of the Holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by the Company or any Guarantor not be, a valid, perfected, first priority security interest in or Lien on the Collateral covered thereby; or (ix) an “Event of Default” as defined in any Mortgage.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Special Interest, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

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(8) Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(9) No Recourse Against Others.  A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(10) Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(11) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of these Notes under the Indenture, Holders of these Restricted Global Notes and these Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of March 11, 2013, among the Company, the Guarantors and the Representatives or, in the case of any Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(12) Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13) CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

•	GUARANTEE. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

•	COLLATERAL. The obligations of the Company and the Guarantors under the Indenture, the Notes and the Note Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents.

•
GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Titan International, Inc.
2701 Spruce Street
Quincy, IL  62301
Facsimile No.:  (217) 228-3040
Attention:  General Counsel

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A2

[Face of Regulation S Temporary Global Note]

CUSIP No. U8885E AC3

ISIN No. USU8885EAC31

7.875% Senior Secured Notes due 2017

No. ___                                                                                                                        $__________

TITAN INTERNATIONAL, INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on October 1, 2017.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Dated:  March 11, 2013

TITAN INTERNATIONAL, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,

  as Trustee

By:
Authorized Signatory

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Back of Regulation S Temporary Global Note

7.875% Senior Secured Notes due 2017

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

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Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest.  Titan International, Inc., an Illinois corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.875% per annum from October 1, 2012 until maturity and will pay Special Interest, if any, payable pursuant to Section 2(c) of the Registration Rights Agreement referred to below.  The Company will pay interest and Special Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 1, 2013.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2) Method of Payment.  The Company will pay interest on the Notes (except defaulted interest)  and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which (i) hold in excess of $5.0 million of Notes and (ii) have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture.  The Company issued the Notes under an Indenture, dated as of October 1, 2010, as amended and supplemented by the First Supplemental Indenture, dated as of March 11, 2013 (collectively, the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Company.  This Note is one of the Additional Notes referred to in the Indenture.  The Notes include the Initial Notes, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture.  The Initial Notes, any Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture.  The Indenture does not limit the aggregate principal amount of the Notes that may be issued thereunder.

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(5) Optional Redemption.

(a) On and after October 1, 2013, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year Percentage
2013	105.906%
2014	103.938%
2015	101.969%
2016 and thereafter	100.000%

(b) At any time prior to October 1, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 180 days of the date of the closing of such Equity Offerings.

(c) The Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, on the Notes to be redeemed to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(6) Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) Intentionally Omitted.

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(8) Repurchase at the Option of Holder.

(a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder, subject to such Holder’s right to reject such Change of Control Offer, to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

o If the Company or a Restricted Subsidiary of the Company consummates any Asset Sale (other than an Asset Sale of Collateral), within 20 days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes and any Exchange Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes and any Exchange Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

o If the Company or a Restricted Subsidiary of the Company consummates any Asset Sale of any Collateral, within 20 days of each date on which the aggregate amount of Collateral Excess Proceeds exceeds $25.0 million, the Company will commence an Asset Sale Offer to all Holders of Notes pursuant to Section 3.10 of the Indenture in an amount equal to the Fair Market Value of the Collateral Excess Proceeds.  The offer price in such Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes and any Exchange Notes) tendered pursuant to an Asset Sale Offer is less than the Collateral Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

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(9) Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(10) Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(11) Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(12) Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes and Exchange Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes and Exchange Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency (as determined in good faith by the Board of Directors of the Company), to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Circular, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended, as determined in good faith by the Board of Directors of the Company, to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

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(13) Defaults and Remedies.  Events of Default include:  (i) default for 30 days in the payment when due of interest on (or Special Interest, if any, on) the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes and Exchange Notes, if any, then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or any Guarantor; (viii) any security interest or Lien purported to be created by any Security Document with respect to any Collateral having, individually or in the aggregate, a Fair Market Value in excess of $5.0 million (a) ceases to be in full force and effect, (b) ceases, other than through an act or omission of the Collateral Trustee, to give the Collateral Trustee, for the benefit of the Holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by the Company or any Guarantor not be, a valid, perfected, first priority security interest in or Lien on the Collateral covered thereby; or (ix) an “Event of Default” as defined in any Mortgage.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Special Interest, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

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•
Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

•
No Recourse Against Others.  A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

•	Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

•
ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of these Notes under the Indenture, Holders of these Restricted Global Notes and these Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of March 11, 2013, among the Company, the Guarantors and the Representatives or, in the case of any Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

•
Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

•
CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

•	GUARANTEE. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

•	COLLATERAL. The obligations of the Company and the Guarantors under the Indenture, the Notes and the Note Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents.

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•
GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Titan International, Inc.
2701 Spruce Street
Quincy, IL  62301
Facsimile No.:  (217) 228-3040
Attention:  General Counsel

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Regulation S Temporary Global Note

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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EXHIBIT E2

PREPARED BY, RECORDING
REQUESTED BY, AND WHEN
RECORDED MAIL TO:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022-6069
Attention: Robert W. Fagiola, Esq.
File # 03310/000151

This space reserved for Recorder’s use only.

FIRST AMENDMENT TO MORTGAGE, SECURITY AGREEMENT

AND ASSIGNMENT OF RENTS AND LEASES (ILLINOIS)

by and from

TITAN TIRE CORPORATION, “Mortgagor”

to

U.S. BANK NATIONAL ASSOCIATION, “Mortgagee”

Dated as of [_____], 2013

Relating to Premises at:

3769 Highway 20 East, Freeport, (Stephenson County), Illinois 61032

P.I.N. Nos.: 89-04-19-02-400-014, 89-04-19-02-400-010, 89-04-19-02-400-005,

89-04-19-11-200-002, 89-04-19-02-400-012, 89-04-19-11-200-001, 89-04-19-11-200-003, 89-04-19-11-200-004, 89-04-19-11-400-001

1NOTE:  If this First Amendment to Mortgage, the Mortgage which this First Amendment to Mortgage amends, or the Notes secured by the Mortgage which this First Amendment to Mortgage amends are in your possession, DO NOT DESTROY THEM.  State law may require presentation of this First Amendment to Mortgage, the Mortgage and/or the Notes in order to obtain a termination or release of the Mortgage (as amended by this First Amendment to Mortgage) upon satisfaction of the indebtedness secured thereby.  The termination or release must be recorded in the city, town, county or parish records for the jurisdiction in which the land described in Exhibit A is located.

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EXHIBIT E2

FIRST AMENDMENT TO MORTGAGE, SECURITY AGREEMENT
AND ASSIGNMENT OF RENTS AND LEASES (ILLINOIS)

THIS FIRST AMENDMENT TO MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Instrument”), dated as of [_____], 2013, is entered into by and between TITAN TIRE CORPORATION, an Illinois corporation (“Mortgagor”), whose address is 2701 Spruce Street, Quincy, Illinois, 62301, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral trustee (in such capacity, “Trustee”) for the Holders of the Notes as defined in the Indenture, having an address at Corporate Trust Services, 10 West Market Street, Suite 1150, Indianapolis, Indiana  46204 (Trustee, together with its successors and assigns, “Mortgagee”).

WITNESSETH THAT, WHEREAS, Titan International, Inc., as issuer (the “Issuer”), the guarantors party thereto (the “Guarantors”) and U.S. National Association, a national banking association, as trustee, (the “Trustee”) and collateral trustee (the “Collateral Trustee”) dated as of October 1, 2010 (the “Base Indenture”);

WHEREAS, Mortgagor is the record owner and holder of that certain real property described in Exhibit A attached hereto and by this reference incorporated herein, together with the Improvements (as defined in the Mortgage, defined below) constructed thereon;

WHEREAS, Mortgagor has executed and delivered that certain instrument entitled “Mortgage, Security Agreement, Assignment of Rents and Leases (Illinois)” dated as of January 18, 2011 and recorded on January 26, 2011 in the Official Records of Stephenson County, Illinois, as Document No. 201100116887 (the “Mortgage”);

WHEREAS, the Mortgage secures the performance and payment by Mortgagor of the Obligations;

WHEREAS, the parties to the Base Indenture have further amended the Base Indenture pursuant to the terms of (i) that certain First Supplemental Indenture, dated as of March 11, 2013, among Issuer, the Guarantors, the Trustee and the Collateral Trustee (the “First Supplemental Indenture”, and the Base Indenture, as amended by such First Supplemental Indenture, and any and all amendments, supplements, amendments and restatements, extensions, renewals, replacements or other modifications thereof from time to time are collectively referred to herein as the “Amended Indenture”; which term shall also include and refer to any increase in the amount of indebtedness under the Amended Indenture); and

WHEREAS, Mortgagor and Mortgagee desire to amend the Mortgage as set forth below.

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the mutual receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

1.           Definitions. All capitalized terms used but not otherwise defined in this Instrument shall have the same meanings ascribed to such capitalized terms in the Mortgage, as amended by this Instrument, or if not defined therein, in the Amended Indenture.

2.           Mortgage Amendment.  The Mortgage is hereby amended as follows:

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(a)           All references in the Mortgage to the “Indenture” shall be deemed to be references to the Amended Indenture.

(b)           By amending Section 10.2 by replacing “$325,000,000.” at the end thereof with “$525,000,000.”

3.           Limited Amendment; Ratification. This Instrument is given solely to amend the Mortgage as set forth herein.  No further amendment or modification is made or intended, and the terms and provisions of the Mortgage shall, except as expressly modified herein, continue in full force and effect after the date hereof.  The warranties, representations, covenants and agreements contained in the Mortgage, as herein expressly amended, are hereby specifically reaffirmed and remade by Mortgagor and the entire Mortgage, as herein expressly amended, is hereby ratified, approved and confirmed in every respect.  Mortgagor also hereby ratifies and confirms, as of the date of the Mortgage and as of the date hereof, the liens, encumbrances and security interests in and on the Premises and the Mortgaged Property intended to be created by the Mortgage, as amended hereby.

4.           No Release or Novation. The Obligations secured by the Mortgage are continuing obligations and nothing contained herein shall be deemed to release, terminate or subordinate any lien, security interest or assignment created or evidenced by the Mortgage and all such liens, security interests and assignments and the priority thereof shall relate back to the date that the Mortgage was filed as referenced in the recitals above.  Mortgagor and Mortgagee intend that this Instrument shall in no way affect the priority of the Mortgage or constitute a novation of the Indebtedness secured thereby.

5.           Successors and Assigns. This Instrument shall bind and inure to the benefit of Mortgagor, Mortgagee and the other Secured Parties and their respective successors, substitutes and assigns.

6.           Recordation; Costs and Expenses. Mortgagor shall cause this Instrument to be filed and/or recorded in the filing or recording offices referenced in the recitals above and/or such other places as requested by Mortgagee, and Mortgagor shall pay to Mortgagee all expenses incurred by Mortgagee in connection with the preparation, execution, filing and recordation of this Instrument, including, without limitation, attorneys’ fees, filing and recording fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred to assure or insure the priority of the lien of the Mortgage, as amended by this Instrument.

7.           Counterparts. This Instrument may be executed in any number of original counterparts, which when so executed shall be deemed to be an original for all purposes, and all counterparts shall together constitute one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Instrument shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

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IN WITNESS WHEREOF, Mortgagor and Mortgagee have on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this Instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:

TITAN TIRE CORPORATION,
an Illinois corporation

By:           _______________________________
Name:
Title:

MORTGAGEE:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association, as Collateral Trustee

By:           _______________________________
Name:
Title:

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STATE OF _____________                                                       )
                                          ) ss.:
COUNTY OF ____________                                                      )

I, ____________________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that ______________, personally known to me to be the ______________________ of TITAN TIRE CORPORATION, an Illinois corporation, whose name is subscribed to the within instrument, appeared before me this day in person and severally acknowledged that as such _________________ he/she signed and delivered the said instrument as _______________ of said corporation as his/her free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal, this ____ day of _____________, A.D. 2013.

_____________________________

Notary Public

My Commission Expires:

STATE OF _____________                                                       )
                                          ) ss.:
COUNTY OF ____________                                                      )

I, ____________________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that ______________, personally known to me to be the ______________________ of U.S. BANK NATIONAL ASSOCIATION, a national banking association, whose name is subscribed to the within instrument, appeared before me this day in person and severally acknowledged that as such _________________ he/she signed and delivered the said instrument as _______________ of said corporation as his/her free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal, this ____ day of _____________, A.D. 2013.

_____________________________

Notary Public

My Commission Expires:

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EXHIBIT A

LEGAL DESCRIPTION

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